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                                                                    EXHIBIT 99.1


                         CORPORATE GOVERNANCE GUIDELINES
                                       OF
                        REMINGTON OIL AND GAS CORPORATION

1.       INDEPENDENT DIRECTORS

         A MAJORITY OF THE MEMBERS OF THE BOARD OF DIRECTORS MUST BE INDEPENDENT DIRECTORS IN ACCORDANCE WITH THE STANDARDS SET FORTH BELOW:

                  - The director has no direct or indirect material relationship with the Company - directors' fees are the only compensation the director may receive from the Company.

                  - The director is not an officer or other employee of the Company and has not served in such position for the previous five years.

                  - The director is not and has not been in the previous five years a partner or employee of or otherwise affiliated with the Company's present or former outside auditor or the Company's primary accounting firm on tax related issues.

                  - The director is not a partner, significant shareholder, officer, consultant, or employee of an entity that has a business relationship or business interest in or with the Company including but not limited to joint interest owners, joint venture partners, vendors, commercial and investment banks, outside independent accountants or law firms, or insurance companies.

                  - The director must comply with all rules promulgated by the SEC and NYSE regarding independence.

                  - The director is not and has not been for the past five years part of an interlocking directorate in which an executive officer of the Company serves on the compensation committee of another company that employs the director.

                  - The dictates as to independence ascribed to a Director as set forth above shall also apply to members of the Director's immediate family for purposes of determining "independence."

2.       DEFINITION OF "INDEPENDENCE" FOR DIRECTORS OR "INDEPENDENT DIRECTOR"

No Director shall qualify as "independent" unless the Nominating and Corporate Governance Committee (the "Nominating Committee") finds by the affirmative vote of a majority of its members followed by the affirmative vote of a majority of the Board of Directors that the Director satisfies the requirements for independence specified below:

         - The director has no direct or indirect material relationship with the Company - directors' fees are the only compensation the director may receive from the Company.

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         -        The director is not an officer or other employee of the
                  Company and has not served in such position for the previous five years.

         - The director is not and has not been in the previous five years a partner or employee of or otherwise affiliated with the Company's present or former outside auditor or the Company's primary accounting firm on tax related issues.

         - The director is not a partner, significant shareholder, officer, consultant, or employee of an entity that has a business relationship or business interest in or with the Company.

         - The director must comply with all rules promulgated by the SEC and NYSE regarding independence.

         - The director is not and has not been for the past five years part of an interlocking directorate in which anexecutive officer of the Company serves on the compensation committee of another company that employs the director.

         - The dictates as to independence ascribed to a Director as set forth above shall also apply to members of the Director's immediate family for purposes of determining "independence."

         In applying these standards the Nominating and Corporate Governance Committee and the Board of Directors as a whole shall consider the issue not merely from the standpoint of the Director, but also from that of persons or organizations with which the Director has an affiliation. Material relationships can include, among others, commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships.

3.       DIRECTOR QUALITIES

         DIRECTORS SHALL DEMONSTRATE THE FOLLOWING QUALITIES:

         - Each Director should bring to the Company a range of experience, knowledge and judgment. It is not the duty of a Director to represent a particular constituency but to act in favor of the Company and its stockholders.

         - Directors should be active. They should maintain an attitude of constructive skepticism and participate in corporate affairs by asking questions which require accurate honest responses as well as thoroughly evaluate and respond to communications from management.

         - Directors must act with integrity and be committed to the Company, its business plans and long-term stockholder value.

         - Directors should have relevant business and industry experience in order to provide a useful perspective on significant risks and competitive advantages facing the Company.

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         -        Directors must maintain an acceptable level of attendance, preparedness, participation and candor with respect to meetings of the Board of Directors and its committees.

         - Each Director must be reachable by providing to management whatever forwarding telephone or fax numbers or electronic mail address as are necessary in the event the Director is away from home or office.

         - The Director should demonstrate competence in one or more of the following areas: accounting or finance, markets, business or management experience, oil and gas industry knowledge, end user experience or perspective, crisis management, or leadership and strategic planning. The members of the Board of Directors, together, should be competent in all or almost all of these areas.

         - Only Independent Directors may serve on the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee.

4.       RESPONSIBILITIES OF THE CHAIRPERSON OF THE BOARD

         - The Chairperson of the Board shall be responsible for conducting the Annual Meeting of Stockholders and meetings of the Board of Directors.

5        RESPONSIBILITIES OF THE LEAD NON-MANAGEMENT DIRECTOR

         - The Lead Non-Management Director shall conduct all meetings of the non-management directors.

         -        Be a designated member of the Executive Committee.

         - Be the spokesperson for the Board to the public only regarding Board and governance issues.

         - Take the primary role should disagreements arise between non-management Board members and management and workwith both groups in resolution.

         - Maintain a P.O. Box to facilitate communication with the Lead Non-Management Director and non-management directors as a whole.

         - Respond to all inquiries made by outside parties to the Lead Non-Management Director. When appropriate notify management, counsel, and/or Board. Also, where necessary, recommend appropriate action.

         - Receive notification of any inquiries regarding the purchase or sale of the Company and all sensitive matters from the Company's Senior Officer as soon as practical.

         - Maintain frequent contact with management and, without usurping management's responsibilities for communicating matters to the Board or operating the company, keep the non-management Board members informed, as appropriate, of important matters under consideration by management.

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         -        Be responsible for designing, administering, collecting, and reporting on Director evaluations.

6.       COMPENSATION

         - All compensation paid to non-employee directors must relate to their service as Directors. This compensation may include an annual retainer, a fee for meetings of the Board of Directors or committees of the Board of Directors attended, equity based compensation amounts, and reimbursement for reasonable expenses related to their service as Directors. Directors may receive such compensation in the form of the Company's Common Stock or as participants in Common Stock based programs. The amounts of the annual retainer and the fees per meeting are set forth in the Company's By-Laws. A non-employee Director may receive no other form of compensation from the Company and shall have no other financial relationship with the Company except as a stockholder. The Board of Directors should review the Company's Director compensation guidelines at least on an annual basis.

         - All new equity based compensation programs for either Directors or employees must be approved by a majority of the stockholders voting on the matter. For purposes of this requirement, equity based compensation programs shall include any new stock option plan, an amendment to an existing plan or any new stock grant.

7.       RIGHT TO ACCESS TO MANAGEMENT AND TO SELECT OUTSIDE ADVISORS

         Directors and any committees of the Board of Directors shall have access to management and the right, if necessary, to select appropriate independent advisors.

8.       DIRECTOR EDUCATION

         The Company shall at its expense provide for a Director's participation in reasonable and appropriate director orientation and continuing education programs.

9.       CEO SUCCESSION PLANNING

         The Board of Directors shall undertake appropriate CEO succession planning, including policies and principles for CEO selection and performance review, as well as policies regarding succession in case of emergency or the retirement of the CEO.

10.      ANNUAL PERFORMANCE EVALUATION REVIEWS

         The Board of Directors and each Committee of the Board shall undertake annual performance reviews focusing the performance of the Board of Directors as a whole, the performance of each director individually, and the performance of each committee.

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